Exhibit 10.1

                SHARE SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made the 18th day of October 2005

BETWEEN:

(1)	Tamworth Industrial Limited, a company  incorporated in the
        British Virgin Islands whose registered office is situate at Room 308, 3/F., Honwell Commercial Centre, 119 Connaught Road Central, Hong Kong. (the "Vendor") of the one part; and

(2)	Euro Tech (Far East) Limited, a company incorporated in Hong
        Kong whose registered office is situate at 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong (the "Purchaser") of the other part.


WHEREAS:

(A)	Pact Asia Pacific Limited (the "Company") is a international business company incorporated in the British Virgin Islands with an authorised share capital of US$50,000 divided into 50,000 shares of US$1.00 each (the "Shares") of which 10,000 Shares have been issued and are fully paid;

(B)	The Vendor is the legal and beneficial owner of the 7,000 Shares with full right to sell the same free from all charges, liens, and encumbrances of any kind; and

(C) The Vendor has agreed to sell 2,100 Shares ("Sale Shares") and the Purchaser has agreed to purchase the Sale Shares on the terms hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Agreement unless the context otherwise requires the
        following words and expressions shall have the following meanings:

        the "Accounting Date"        means 31 July 2005;
        --------------------

        the "Audited Accounts"       means the audited accounts of the
        ---------------------        Company prepared by the Company's
                                     Accountants for the period ending 31
                                     July 2005 comprising a balance sheet
                                     and a profit and loss account,
                                     together with the notes thereon;



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        the "Management Accounts"    means the unaudited profit and loss
        ------------------------     account of the Company in respect of
                                     the period starting on 1 August 2005
                                     and ending on 30 September 2005 and
                                     the unaudited balance sheet of the
                                     Company as at 1 August 2005;

        this "Agreement"             means this share sale and purchase
        ---------------              agreement and includes all schedules
                                     hereto;

        "Business Day"               means any day on which banks in Hong
        -------------                Kong and the People's Republic of
                                     China are open for business;

        the "Company's Accountants"  means BDO McCabe Lo & Company;
        --------------------------

        "Completion"                 means completion of the sale and
        -----------                  purchase hereby agreed to be made;

        "Completion Date"            means the date upon which Completion
        ----------------             shall take place which shall be on the
                                     same date as the closing date of the
                                     Equity Transfer Agreement as
                                     determined under section 6.1 therein
                                     or such other date as the Parties may
                                     agree in writing;

        the "Consideration"          means the  consideration referred to
        -------------------          in Clause 3;

        the "Equity Transfer
        Agreement"                  means the equity interest transfer
        --------------------        agreement of even date between
                                    the Vendor and the Purchaser pursuant
                                    to which the Purchaser shall purchase
                                    21% of the equity interest held by the
                                    Vendor in Yixing PACT Environmental
                                    Technology Co., Ltd. on the terms and
                                    conditions set out therein;

        the "Parties"               means the parties to this Agreement;
        -------------

1.2     In this Agreement unless the context otherwise requires:

        1.2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

        1.2.2 references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

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

        1.2.3 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

        1.2.4 references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.	Sale And Purchase

2.1	Subject to the terms of this Agreement the Vendor as legal and beneficial owner shall sell and the Purchaser shall purchase the Sale Shares free from all liens, charges and encumbrances together with all rights now or hereafter attaching thereto.

2.2	The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of the 21% of the equity interest in Yixing Pact Environmental Technology Co. Ltd. is effected and completed at the same time in accordance with the terms of the Equity Transfer Agreement.

3.     Consideration

       The total consideration for the Sale Shares shall be US$ 525,077.

4.	Completion Arrangements

4.1	Completion shall take place on the Completion Date at the offices of the Company (or at such other time and place as the Parties may agree in writing) when:

         4.1.1 the Vendor shall deliver to the Purchaser or procure the delivery to the Purchaser of:

                 (a) duly executed transfers for all of the Sale Shares in favour of the Purchaser and/or its nominees together with the relevant share certificates;

                 (b) board resolutions of the Company authorising the transfer of the Sale Shares; and

                 (c) updated share register of the Company reflecting the shareholding of the Company post acquisition of the Sale Shares,

         4.1.2 the Vendor shall procure that there shall be held a meeting of the board of directors of the Company at which there shall be duly passed resolutions:

                 (a) approving the share transfers referred to in Sub-clause 4.1.1(a); and

                 (b) appointing nominees of the Purchaser as additional directors of the Company (or shall convene a meeting of the members of the Company for such purpose); and

         4.1.3 the Purchaser shall deliver a bankers draft for the Consideration.


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

5.	Warranties

5.1	The Vendor hereby represents, warrants and undertakes with the
        Purchaser that the statements set out in Schedule 1 (the
        "Warranties") are at the date hereof, and shall be at Completion, true and accurate.

5.2	Each of the Warranties shall constitute a separate and
        independent Warranty and save as provided in Clause 10.4 shall not be limited by reference to any other paragraphs or sub-paragraphs or anything in this Agreement.

5.3	The Vendor acknowledges:

        5.3.1 that it has given the Warranties to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement; and

        5.3.2 that the Purchaser was induced to enter into this Agreement by the Warranties given by the Vendor and has entered into this Agreement on the basis of, and in full reliance upon, them.

6.	Further Assurances

The Vendor hereby agrees at the request and at the cost of the Purchaser to do, execute and perform such further acts, deeds, documents and things as the Company or the Purchaser may reasonably require effectively to vest the beneficial ownership of the Sale Shares in the Purchaser or its nominees and the property, business and goodwill of the Company in the Purchaser's control free from all charges, liens, costs, expenses and encumbrances.

7.	Conditions To The Obligations Of The Purchaser

7.1	Notwithstanding anything herein contained, the obligation of the
        Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to Completion:

        7.1.1 the Warranties shall be true and accurate on the date hereof and at Completion with the same force and effect as though such Warranties had been made as of Completion (regardless of the date as of which such information is given), and the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by the Vendor at or prior to Completion;

        7.1.2 no order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which is likely to result in an order, decision or ruling,

                (a) to disallow, enjoin, prohibit or impose any limitations or conditions on the sale and purchase of the Sale Shares contemplated hereby or the right of the Purchaser to own the Sale Shares; or


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

                (b) to impose any limitations or conditions which may have a material adverse affect on the business of the Company; and

        7.1.3 all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the Parties shall have been obtained.

8.	Conditions Subsequent

8.1	After the Completion Date, the parties agree to procure that:

        8.1.1 the Company complies with the US Sarbane-Oxley Act requirements on internal control and such compliance costs shall be borne by the Company;

        8.1.2 the Company appoints an accountant for both the Company and Yixing Pact Environmental Technology Co. Ltd. recommended by the Purchaser;

        8.1.3 the Company prepares monthly financial accounts in compliance with US GAAP requirements; and

        8.1.4   the Company appoints auditors nominated by the Purchaser.

9.      First Right of Refusal

9.1	Both the Purchaser and the Vendor agree to grant to the other a first right of refusal should either of them elect to sell some or all of their Shares to a third party at the same price and with the same conditions as that offered by the third party.

10.	Put Option

10.1	The Purchaser hereby grants the Vendor a put option exercisable by the Vendor any time after three (3) years from Completion Date, to require the Purchaser to acquire part or all the remaining Shares ("Remaining Shares") from the Vendor. The acquisition price for each Remaining Share is based on the following formula:

  5.2 times the Average Net Profit of the latest 3 years of the Company
  ---------------------------------------------------------------------
                  Total Number of Shares Outstanding

11.	Notices

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

Name:		Tamworth Industrial Limited
Address:	Room 308, 3/F
                Honwell Commercial Centre
		119 Connaught Road Central
		Hong Kong
Fax:            2815 1383

Name:		Euro Tech (Far East) Limited
Address:	18/F Gee Chang Hong Centre
		65 Wong Chuk Hang Road
		Hong Kong
Fax:		2873 4887

	Costs

Each Party shall bear its own costs in connection with the negotiation, preparation and implementation of this Agreement and all matters ancillary thereto save that all stamp duty payable on this Agreement and any documents executed in connection herewith shall be borne as to 50% by the Vendor and as to 50% by the Purchaser.

12.	Miscellaneous

12.1	No Party shall issue any press release, publish any circular or issue or release any other public statement or disclose to any person any information, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without the prior written approval of the other Party or Parties to its contents and the manner of its presentation and publication (such approval not to be unreasonably withheld or delayed).

12.2	Notwithstanding anything in Clause 10.1, the Vendor will at the request of the Purchaser join with the Purchaser in sending out a notice in such form as the Purchaser may reasonably request to all or any of the suppliers, clients and customers of the Company and such other persons as the Purchaser may require informing them of the transfer of ownership of the Company.

12.3	Notwithstanding Completion the provisions of this Agreement and the representations, warranties, undertakings and indemnities contained or referred to herein shall (except insofar as they are fully satisfied on Completion) continue thereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every one of those clauses in accordance with the terms hereof.


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

12.4	If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

12.5	This Agreement shall be binding and inure for the benefit of the successors of the Parties but shall not be assignable.

12.6	This Agreement (together with any documents referred to herein)
        constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

12.7	Unless expressly provided to the contrary, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Agreement by more than one person are made, given or entered into jointly and severally.

12.8	The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

12.9	This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

13.	Governing Law

	The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the British Virgin
Islands. The parties to this Agreement hereby irrevocably agree that the courts of the British Virgin Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings ("Proceedings") which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of the British Virgin Islands on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first written above.

SIGNED on behalf of    )
THE VENDOR             )           /s/George Hayek
in the presence of:    )           ------------------------------------
                                   Name:
                                   Title:


Witness: [Illegible]
        --------------------------


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

SIGNED on behalf of    )
THE PURCHASER          )           ------------------------------------
in the presence of:    )           Name:
                                   Title:


Witness:
        --------------------------


























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


                              SCHEDULE 1
                 Vendor's Covenants and Warranties

1.     Recitals

       The statements contained in the recitals (A) - (B) of this Agreement are true, and the Company has been duly incorporated, is validly existing and in good standing under the laws of British Virgin Islands.

2.     Authorisation

2.1 The execution, delivery and performance by the Vendor of this Agreement and the completion of the transactions contemplated hereby will not constitute or result in a violation or breach of or default under:

       2.1.1 any term or provision of the Memorandum of Association, Articles of Association or other constitutional documents of the Vendor;

       2.1.2 the terms of any agreement or other obligation or restriction to which the Vendor is a party or by which the Vendor is bound; or

       2.1.3 any term or provision of any licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Vendor carries on business.

3.     Sale Shares

       None of the Sale Shares is subject to any charge, lien, encumbrance or option.

4.     Audited Accounts and Management Accounts

4.1 The Audited Accounts have been prepared and audited on a proper and consistent basis in accordance with the law and applicable standards, principles and practices generally accepted in United States of America and present a true and fair view of the financial position of the Company as at the Accounting Date and, in particular, make full provision where required under generally accepted accounting principles for all liabilities whether actual, contingent or disputed and all capital commitments, whether actual or contingent, of the Company.

4.2 The Management Accounts have been prepared on a basis consistent with the Audited Accounts and fairly represent the asset and liabilities, profits and losses of the Company as at 30 September 2005.

5.     Position Since Accounting Date

5.1 There has been no material adverse change in the financial position or prospects of the Company since the Accounting Date.

5.2 All payments, receipts and invoices of the Company since the Accounting Date have been recorded in the books of the Company.

6.     Borrowing

       The Company has no borrowing of any description.

7.     Attorneys

       There is not in existence any Power of Attorney given by the Company which remains in force.

8.     Unusual Contracts

8.1 Since the Accounting Date except in the ordinary course of business of the Company:

       8.1.1 No guarantees, contracts, undertakings, mortgages, charges or debentures have been made, given or incurred by or on behalf of the Company;

       8.1.2   No capital assets have been disposed of;

       8.1.3 The Company has not committed to make any capital expenditures, nor have any capital expenditures been authorised by the Company;

       8.1.4 The Company has contracted or agreed to no extraordinary or long-term contracts, payments or liabilities;

       8.1.5 None of the Company's suppliers or customers has advised the Company formally or informally that it will or may terminate any material contract or arrangement or course of dealing for the sale to or purchase from the Company of all or any of the goods or services the subject of any such contract, arrangement or course of dealing;

       8.1.6 There has been no material adverse change in the turnover or the trading, commercial, competitive or financial position of the Company; and

       8.1.7 No resolution has been passed at any general meeting of the Company by way of special business.

8.2 The Company is not party to any guarantee of long-term or abnormal content, undertaking or obligation, except as are usual in the ordinary course of business.

8.3 The Company is not party to any contract for the purchase of stocks, materials, equipment or services at prices in excess of market values or for the sale of stocks, materials, equipment or services at prices lower than current market values.

8.4 The Company is not party to any contract or arrangement nor is aware of any act, omission or other thing which does or might place the Company in breach of any provision of law.

8.5 All the expenditure of the Company has been properly, wholly and exclusively incurred in the ordinary course of its business and all income and opportunity for income arising in such business has been duly paid to or credited to the Company.

8.6 Since the Accounting Date the Company has not paid, agreed or declared any dividend, management charge or other distribution whatsoever.

9.     Officers

9.1 There are no amounts owed by or to the Company to or from its past or present Officers or shareholders.

9.2 No spouse of any Officer of the Company is employed by the Company and no Officer's spouse has any claim against the Company whatsoever.

10.    Creditors

10.1 The Company has paid all its debts in the ordinary course of business and no unsatisfied judgment is outstanding against it.

10.2 No receiver or administrator has been appointed of the whole or any part of the Company's assets or undertaking.

10.3 No Petition has been presented, no Order has been made and no resolution has been passed for the winding-up of the Company.

10.4 The Company has no liability whatsoever for pensions or pension contributions.

10.5   The Company is not insolvent or unable to pay its debts.

10.6 The Company has granted no charges or other similar interests over any of its assets.

11.    Litigation

11.1 The Company is not engaged in any litigation or arbitration proceedings whether civil or criminal or otherwise under the law of any jurisdiction and whether as plaintiff, prosecutor, appellant, respondent, third party or defendant, and no such proceedings are pending or so far as the Vendor is aware threatened and the Vendor does not know of anything likely to give rise to such proceedings. There is not outstanding against the Company any judgment or order of any Court and the Company has not given to any Court or other authority any undertaking or promise which is now binding upon it.

11.2 The Company has not committed and is not liable for any criminal or illegal act or material breach of any obligation, whether imposed by or pursuant to statute, contract or otherwise.

12.    Employees

12.1 The Company has no employees other than the directors and officers of the Company (in their capacity as such).

12.2 All obligations required to be satisfied by the Vendor or the Company with respect to any salary or benefits payable to former employees of the Company or with respect to any benefit plans which may have been from time to time in existence in favour of the employees of the Company have been satisfied and neither the Vendor nor the Company is in default or violation with respect to the payment of any salary or benefits or with respect to any such benefit plans for former employees, nor are there any outstanding actions or claims against the Vendor or the Company in respect thereof.

12.3 The Company has no employees but has been paying part of the salaries of Tim Barry and Xia Xiaohong, both of whom are employees of Yixing PACT Environmental Technology Co., Ltd., in the respective sums of US$500 per month and US$1,581 per month.

13.    Insurance

       All of the Company's current insurance policies have been disclosed to the Purchaser and so far as the Vendor is aware there is no fact or matter which could lead to such insurance policies being vitiated, repudiated or the premiums being substantially increased and there are no claims outstanding pending or in so far as the Vendor is aware threatened or capable of arising against the Company by any third party.

14.    Status And Licenses

14.1 The Company is a company duly incorporated and validly existing under the laws of British Virgin Islands and has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

14.2 The Company is not a member of any partnership or other unincorporated association nor party to any joint venture or profit sharing arrangement.

14.3 The Company is duly licensed, registered and qualified to do business, is up-to-date in the filing of all required corporate returns and other notices and filings, has paid all governmental fees, taxes and stamp duty due from it and is otherwise in good standing in all respects, in each jurisdiction in which it owns or leases property or otherwise carries on business.


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

15.    Contractual And Regulatory Approvals

       The Vendor is under no obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorisations or approvals of, or notifications to, any government or governmental agency, board, commission or authority are required to be obtained by the Vendor in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein.

16.    Name

       The Company does not on its documents or vehicles or otherwise carry on business under any name other than its corporate name.

17.    Investigations

       The Company is not in so far as the Vendor is aware the subject of any investigation or enquiry by any government department or agency or under any statutory provision nor is the Vendor aware of any matter that might give cause to such investigation or enquiry.

18.    Books

18.1 The Company has now in its possession or has under its control all its books, records and papers (all of which have been properly maintained and are properly and accurately written up-to-date) and all its deeds and documents of title to its property of whatever nature.

18.2 Nothing will be required to be done pursuant to this Agreement that will render the Company in breach of any mortgage, lease, loan or contract.

19.    Beneficial Ownership

19.1 The Vendor has full right, legal capacity and authority to enter into this Agreement and to sell the Sale Shares as beneficial owner free from all encumbrances.

19.2 No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Sale Shares, or entitling any person other than the Vendor to share in the proceeds from the sale of the Sale Shares, and no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares in the capital of the Company or of any other unissued securities of the Company.

19.3 The Company is the owner of, and has good and marketable title to all of its properties and assets free from all charges, liens and encumbrances of any kind.


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

20.    Debts

       Save as disclosed in the Accounts, no debts are outstanding from or to the Company otherwise than in the ordinary course of business.

21.    Claims

       The Company has submitted all claims and disclaimers which have been assumed to have been made for the purpose of the Accounts.

22.    Payments Of Tax

       The Company has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in the Accounts for all Governmental fees and taxation.

23.    Capital, Etc

       There have been no bonus issues or repayments (including purchases of own shares) or re-organisations of the capital of the Company, and the Company has not issued or agreed to issue any securities other than the Shares.

24.    Stamp Duty And Other Duty Or Tax

24.1 All documents which are liable to duty or tax and under which the Company has any right have been properly stamped, declared and/or produced for taxation.

24.2 The Company has paid all duty or tax in respect of which it is liable.

25.    Secondary Liability

       No transaction or event has occurred in consequence of which the Company is or has been or may be held liable for any taxation for which some other person is primarily liable.

26.    Business

       The Company has not done or omitted to do anything which is or was (or with the passage of time or giving of notice, or both, would be) unlawful or in contravention or breach of its memorandum of association or articles of association or of any statute, regulation, order, judgment, writ or injunction and it has full corporate power and lawful authority to carry on the business which it is now carrying on.


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

27.    Disclosure

       The Vendor has disclosed to the Purchaser all information relevant to enable the Purchaser to properly evaluate the Company and all such information is true and complete and not misleading. PROVIDED THAT in this Schedule:-

       (a) where the context so admits the warranties hereby given shall be deemed to include and cover every country in the world in which the Company has owned or leased property or otherwise carried on its business;

       (b) the Vendor shall be deemed to have knowledge of all matters in the actual knowledge of the Company or its Officers;

       (c) the titles to the Warranties are inserted for convenience only and form no part of the Warranty referred to.























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